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                                                                Exhibit 99.a(13)

                                   CERTIFICATE

     The undersigned hereby certifies that she is the Secretary of Morgan Stanley Variable Investment Series (the "Trust"), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Amendment to the Declaration of Trust of the Trust adopted by the Trustees of the Trust on April 29, 2005, as provided in Section 9.3 of the said Declaration, said Amendment to take effect on April 29, 2005, and I do hereby further certify that such amendment has not been amended and is on the date hereof in full force and effect.

     Dated this 29th day of April, 2005.

                                      /s/ Mary E. Mullin
                                       -----------------
                                          Mary E. Mullin
                                          Secretary

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                                    AMENDMENT


Dated:              April 29, 2005

To be Effective:    April 29, 2005


                                       TO

                    MORGAN STANLEY VARIABLE INVESTMENT SERIES

                              DECLARATION OF TRUST

                                      DATED

                                FEBRUARY 24, 1983

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   Amendment dated April 29, 2005 to the Declaration of Trust (the
   "Declaration") of Morgan Stanley Variable Investment Series (the "Trust") dated February 24, 1983.

     WHEREAS, the Trust was established by the Declaration on the date hereinabove set forth under the laws of the Commonwealth of Massachusetts; and

     WHEREAS, the Trustees of the Trust have deemed it advisable to change the name of the Quality Income Plus Portfolio of the Trust to the "Income Plus Portfolio," such change to be effective on April 29, 2005;

     NOW, THEREFORE:

          1. The Declaration is hereby amended so that the Quality Income Plus Portfolio is hereby designated the "Income Plus Portfolio."

          2. The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.

          3. This Amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.